UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 22, 2002

SM&A

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	0-23585 (Commission File Number)	33-0080929 (IRS Employer Identification No.)

4695 MacArthur Court, Eighth Floor, Newport Beach, California (Address of principal executive offices)	92660 (Zip Code)

Registrant’s telephone number, including area code	(949) 975-1487

(Former name or former address, if changed since last report.)

Item 5. Other Events.

     SM&A, a California corporation (the “Company”), has increased the size of its Board of Directors from five to seven members and appointed Wade R. Olson and Robert J. Untracht to fill the vacancies thus created. Messrs. Olson and Untracht will serve as directors until the annual meeting of the Company’s shareholders scheduled for June 5, 2002, at which time they will stand for election to the Board of Directors.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated April 22, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SM&A

(Registrant)

Date

April 22, 2002	/s/ CATHY L. WOOD

(Signature)
Cathy L. Wood Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 22, 2002.